UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

EMRISE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EMRISE CORPORATION

611 Industrial Way

Eatontown, New Jersey 07724

SUPPLEMENT TO THE PROXY STATEMENT

dated August 4, 2010

This supplement to the proxy statement dated August 4, 2010 relates to the proxy being solicited by the Board of Directors (the “Board”) of EMRISE Corporation (the “Company”) for the 2010 annual meeting of stockholders of the Company to be held on Monday, August 30, 2010, at 11:30 a.m. (local time), at Staybridge Suites, Eatontown, New Jersey, and at any adjournment(s) or postponement(s) of the annual meeting.

This supplement to the proxy statement provides information about Rene Caron of Allen & Caron Inc., who may be assisting the Company’s directors, officers and regular employees in the solicitation of proxies for the annual meeting.  This supplement to the proxy statement amends and restates a portion of the “Voting and Proxy” section of the proxy statement (the third full paragraph on page 3) relating to who will be assisting in the solicitation of proxies for the annual meeting.

August 20, 2010

VOTING AND PROXY

We will pay the expenses of soliciting proxies for the 2010 annual meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials.  Proxies may be solicited personally, by mail, by internet or by telephone, or by our directors, officers and regular employees who will not be additionally compensated.  We have engaged Georgeson Inc. to assist in the solicitation of proxies for the annual meeting as our proxy solicitor.  The Company expects that it will pay Georgeson Inc. a base fee of approximately $6,500 plus additional fees for certain solicitation services, as needed.  We have also agreed to reimburse Georgeson Inc. for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify Georgeson Inc. against certain losses, costs and expenses.  Rene Caron of Allen & Caron Inc., an investor relations advisor to the Company, may also be assisting in the solicitation of proxies for the annual meeting.  The Company has paid fees to Mr. Caron in his capacity as an investor relations advisor to the Company, but the Company will not pay him additional compensation in connection with his assistance in the solicitation of proxies for the annual meeting.  The matters to be considered and acted upon at the 2010 annual meeting are referred to in the preceding notice and are discussed below more fully.

By Order of the Board of Directors

/s/ D. John Donovan
D. John Donovan, Secretary
Eatontown, New Jersey
August 20, 2010